Exhibit 99.1

Owens Corning Reports Third-Quarter 2019 Results

Company Delivered Net Sales of $1.9 Billion,
Net Earnings of $150 Million and Adjusted EBIT of $277 Million

•Roofing improved EBIT by $16 million to $143 million on volume strength
•Insulation delivered $84 million of EBIT, with continued strong performance in the technical and other building insulation businesses
•Composites generated 13% EBIT margins on continued good operational and commercial execution
•Produced strong operating cash flow of $596 million and free cash flow of $282 million year-to-date

TOLEDO, Ohio – October 23, 2019 - Owens Corning (NYSE: OC) today reported consolidated net sales of $1.9 billion in third-quarter 2019, compared with $1.8 billion in third-quarter 2018, an increase of 4%.

Third-quarter 2019 net earnings attributable to Owens Corning were $150 million, or $1.36 per diluted share, compared with $161 million, or $1.45 per diluted share, in third-quarter 2018. Third-quarter 2019 adjusted earnings were $179 million, or $1.63 per diluted share, compared with $174 million, or $1.57 per diluted share, during the same period one year ago. (See Use of Non-GAAP Measures, See Table 3).

Adjusted earnings before interest and taxes (EBIT) in third-quarter 2019 were $277 million, compared with $267 million in 2018 (See Table 2). Highlights in the quarter included volume growth in the Roofing and Composites businesses, as well as manufacturing productivity across the company.

“Focused execution on our three operating priorities – accelerating organic growth, driving improved operating efficiencies, and generating strong free cash flow – produced solid financial results in the third quarter, most notably record Adjusted EBIT,” said Chief Executive Officer Brian Chambers. “We believe these are the right priorities, which position us well for the future.”

Other Notable Items

•Owens Corning sustained a high level of safety performance in third-quarter 2019, with a recordable incident rate of 0.53.

•In September, the company’s Board of Directors declared a quarterly cash dividend of $0.22 per common share. The dividend will be payable on November 4, 2019, to shareholders of record as of October 15, 2019.

•Michael McMurray, Chief Financial Officer, will be stepping down from his role on October 23, 2019, to pursue another opportunity. Prith Gandhi, currently Vice President of Corporate Strategy, Corporate Development, and Financial Planning, will serve as interim CFO while the company conducts an external search. Gandhi has over 25 years of financial experience and a proven track record in leading organizations.

•In August, Owens Corning was the first company in the U.S. industrials sector to issue a green bond, in keeping with its aspiration to be a net-positive company whose handprint is greater than its footprint. Proceeds from this 10-year $450 million offering were used to tender outstanding bonds, resulting in a loss on debt extinguishment of $32 million in the third quarter. The new debt structure improved the company’s maturity profile while reducing interest expense.

•In September, Owens Corning earned placement on the Dow Jones Sustainability World Index (DJSI World) for the 10th consecutive year and was named Industry Leader for the DJSI World Building Products group for the seventh straight year.

•The company entered into an annuity contract with an insurance company to transfer $89 million of U.S. pension plan liabilities along with $83 million in plan assets. The transaction will settle in the fourth quarter and will result in a non-cash charge of approximately $45 million from accelerated recognition of past actuarial losses. The transaction is not expected to have a material impact on the plan’s funded status.

2019 Outlook

•The company’s outlook is based on an environment consistent with consensus expectations for global industrial production growth, U.S. housing starts, and global commercial and industrial construction growth.

•In Insulation, the company expects earnings growth in the technical and other building insulation businesses. The company anticipates this earnings growth will be more than offset by lower volumes and production curtailments in the North American residential fiberglass insulation business.

In addition, the company is taking actions to optimize its network and improve its cost position in the North American residential fiberglass insulation business. Enabled by prior investments in productivity and process technologies, these actions are estimated to generate annual savings of approximately $25 million by 2021, with about $20 million achieved in 2020. They will result in charges of approximately $30 million, of which about $15 million is non-cash.

•In Composites, the company continues to expect growth in the glass fiber market, although at a lower rate than its previous outlook. The company expects volume growth and improved operating performance to largely offset inflation.

•In Roofing, the company continues to expect U.S. shingle industry shipments to be relatively flat. For Owens Corning, the company still anticipates a higher share of shipments and a favorable geographic mix comparison with the prior year. Contribution margins position the business for continued strong performance.

•The company estimates an effective tax rate of 26% to 28%, and a cash tax rate of 9% to 11% on adjusted pre-tax earnings, due to the company’s U.S. tax net operating loss and foreign tax credit carryforwards.

•The company now expects general corporate expenses of $110 million to $115 million, compared with the previous range of $125 million to $135 million. Capital additions are expected to total approximately $460 million, compared with $475 million previously. Interest expense is expected to be approximately $130 million.

•The company anticipates sustaining strong conversion of adjusted earnings into free cash flow. The company plans to prioritize free cash flow to ongoing dividends and reduction of the term loan associated with the purchase of Paroc. Additionally, free cash flow could be deployed for share repurchases under the company’s existing authorization.

Third-Quarter 2019 Conference Call and Presentation
Wednesday, October 23, 2019
9 a.m. Eastern Time

All Callers
•Live dial-in telephone number: U.S. 1.888.317.6003; Canada 1.866.284.3684; and other international +1.412.317.6061.
•Entry number: 8213230 (Please dial in 10-15 minutes before conference call start time)
•Live webcast: https://services.choruscall.com/links/oc191023.html

Telephone and Webcast Replay
•Telephone replay will be available one hour after the end of the call through October 30, 2019. In the U.S., call 1.877.344.7529. In Canada, call 1.855.669.9658. In other international locations, call +1.412.317.0088.
•Conference replay number: 10135100
•Replay available at https://services.choruscall.com/links/oc191023.html
•Webcast replay available until October 23, 2020.

About Owens Corning
Owens Corning is a global leader in insulation, roofing, and fiberglass composite materials. Its insulation products conserve energy and improve acoustics, fire resistance, and air quality in the spaces where people live, work, and play. Its roofing products and systems enhance curb appeal and protect homes and commercial buildings alike. Its fiberglass composites make thousands of products lighter, stronger, and more durable. Owens Corning provides innovative products and solutions that deliver a material difference to its customers and, ultimately, make the world a better place. The business is global in scope, with operations in 33 countries. It is also human in scale, with 20,000 employees cultivating local and longstanding relationships with customers. Based in Toledo, Ohio, USA, the company posted 2018 sales of $7.1 billion. Founded in 1938, it has been a Fortune 500® company for 65 consecutive years. For more information, please visit www.owenscorning.com.

Use of Non-GAAP Measures

Owens Corning uses non-GAAP measures in its earnings press release that are intended to supplement investors’ understanding of the company’s financial information. These non-GAAP measures include EBIT, adjusted EBIT, adjusted earnings, adjusted diluted earnings per share attributable to Owens Corning common stockholders (“adjusted EPS”), adjusted pre-tax earnings, free cash flow and free cash flow conversion. When used to report historical financial information, reconciliations of these non-GAAP measures to the corresponding GAAP measures are included in the financial tables of this press release. Specifically, see Table 2 for EBIT and adjusted EBIT, Table 3 for adjusted earnings and adjusted EPS, and Table 8 for free cash flow.
For purposes of internal review of Owens Corning’s year-over-year operational performance, management excludes from net earnings attributable to Owens Corning certain items it believes are not representative of ongoing operations. The non-GAAP financial measures resulting from these adjustments (including adjusted EBIT, adjusted earnings, adjusted EPS and adjusted pre-tax earnings) are used internally by Owens Corning for various purposes, including reporting results of operations to the Board of Directors, analysis of performance, and related employee compensation measures. Management believes that these adjustments result in a measure that provides a useful representation of its operational performance; however, the adjusted measures should not be considered in isolation or as a substitute for net earnings attributable to Owens Corning as prepared in accordance with GAAP.

Free cash flow is a non-GAAP liquidity measure used by investors, financial analysts and management to help evaluate the company's ability to generate cash to pursue opportunities that enhance shareholder value. Free cash flow is not a measure of residual cash flow available for discretionary expenditures due to the company’s mandatory debt service requirements. As a conversion ratio, free cash flow is compared to adjusted earnings. Free cash flow and free cash flow conversion are used internally by the company for various purposes, including reporting results of operations to the Board of Directors of the company and analysis of performance. Management believes that these measures provide a useful representation of our operational performance and liquidity; however, the measures should not be considered in isolation or as a substitute for net cash flow provided by operating activities or net earnings attributable to Owens Corning as prepared in accordance with GAAP.
When the company provides forward-looking expectations for non-GAAP measures, the most comparable GAAP measures and a reconciliation between the non-GAAP expectations and the corresponding GAAP measures are generally not available without unreasonable effort due to the variability, complexity and limited visibility of the adjusting items that would be excluded from the non-GAAP measures in future periods. The variability in timing and amount of adjusting items could have significant and unpredictable effect on our future GAAP results.

Forward-Looking Statements

This news release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These forward-looking statements are subject to risks, uncertainties and other factors and actual results may differ materially from those results projected in the statements. These risks, uncertainties and other factors include, without limitation: levels of residential and commercial construction activity; relationships with key customers; competitive and pricing factors; levels of global industrial production; demand for our products; industry and economic conditions that affect the market and operating conditions of our customers, suppliers or lenders; domestic and international economic and political conditions, including new legislation, policies or other governmental actions in the U.S. or elsewhere; changes to tariff, trade or investment policies or laws; foreign exchange and commodity price fluctuations; our level of indebtedness; weather conditions; issues involving implementation and protection of information technology systems; availability and cost of credit; availability and cost of energy, transportation, raw materials or other inputs; labor disputes; legal and regulatory proceedings, including litigation and environmental actions; our ability to utilize net operating loss carry-forwards; research and development activities and intellectual property protection; interest rate movements; uninsured losses; issues related to acquisitions, divestitures and joint ventures; achievement of expected synergies, cost reductions and/or productivity improvements; levels of goodwill or other indefinite-lived intangible assets; defined benefit plan funding obligations; price volatility in certain wind energy markets in the U.S.; and factors detailed from time to time in the company’s Securities and Exchange Commission filings. The information in this news release speaks as of October 23, 2019, and is subject to change. The company does not undertake any duty to update or revise forward-looking statements except as required by federal securities laws. Any distribution of this news release after that date is not intended and should not be construed as updating or confirming such information.

Media Inquiries:	Investor Inquiries:
Katie Merx	Thierry Denis
419.248.6496	419.248.5748

Owens Corning Investor Relations News

Table 1
Owens Corning and Subsidiaries
Consolidated Statements of Earnings
(unaudited)
(in millions, except per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018
NET SALES	$1,883	$1,818	$5,468	$5,333
COST OF SALES	1,422	1,370	4,242	4,112
Gross margin	461	448	1,226	1,221
OPERATING EXPENSES
Marketing and administrative expenses	164	159	527	531
Science and technology expenses	21	21	65	66
Other expenses, net	1	13	16	39
Total operating expenses	186	193	608	636
OPERATING INCOME	275	255	618	585
Non-operating income	(2)	(4)	(7)	(11)
EARNINGS BEFORE INTEREST AND TAXES	277	259	625	596
Interest expense, net	33	31	101	92
Loss on extinguishment of debt	32	—	32	—
EARNINGS BEFORE TAXES	212	228	492	504
Income tax expense	61	67	159	127
Equity in net earnings / (loss) of affiliates	—	1	—	(1)
NET EARNINGS	151	162	333	376
Net earnings attributable to noncontrolling interests	1	1	1	2
NET EARNINGS ATTRIBUTABLE TO OWENS CORNING	$150	$161	$332	$374
EARNINGS PER COMMON SHARE ATTRIBUTABLE TO OWENS CORNING COMMON STOCKHOLDERS
Basic	$1.37	$1.46	$3.04	$3.38
Diluted	$1.36	$1.45	$3.02	$3.35
WEIGHTED AVERAGE COMMON SHARES
Basic	109.2	110.0	109.2	110.8
Diluted	110.0	110.9	110.0	111.7

Table 2
Owens Corning and Subsidiaries
EBIT Reconciliation Schedules
(unaudited)

Adjusting (expense) income items to EBIT are shown in the table below (in millions):

	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018
Restructuring (costs) / gains	$—	$(7)	$1	$(19)
Acquisition-related costs	—	(1)	—	(16)
Recognition of acquisition inventory fair value step-up	—	—	—	(2)
Total adjusting items	$—	$(8)	$1	$(37)

The reconciliation from Net earnings attributable to Owens Corning to EBIT and Adjusted EBIT is shown in the table below (in millions):

	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018
NET EARNINGS ATTRIBUTABLE TO OWENS CORNING	$150	$161	$332	$374
Net earnings attributable to noncontrolling interests	1	1	1	2
NET EARNINGS	151	162	333	376
Equity in net earnings / (loss) of affiliates	—	1	—	(1)
Income tax expense	61	67	159	127
EARNINGS BEFORE TAXES	212	228	492	504
Interest expense, net	33	31	101	92
Loss on extinguishment of debt	32	—	32	—
EARNINGS BEFORE INTEREST AND TAXES	277	259	625	596
Adjusting items from above	—	(8)	1	(37)
ADJUSTED EBIT	$277	$267	$624	$633

Table 3
Owens Corning and Subsidiaries
EPS Reconciliation Schedules
(unaudited)
(in millions, except per share data)
A reconciliation from Net earnings attributable to Owens Corning to adjusted earnings and a reconciliation from diluted earnings per share to adjusted diluted earnings per share are shown in the tables below:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018
RECONCILIATION TO ADJUSTED EARNINGS
NET EARNINGS ATTRIBUTABLE TO OWENS CORNING	$150	$161	$332	$374
Adjustment to remove adjusting items (a)	32	8	31	37
Adjustment to remove tax benefit on adjusting items (b)	(7)	(2)	(7)	(10)
Adjustment to remove significant tax items (c)	—	2	12	2
Adjustment to tax expense to reflect pro forma tax rate (c)	4	5	14	(5)
ADJUSTED EARNINGS	$179	$174	$382	$398

RECONCILIATION TO ADJUSTED DILUTED EARNINGS PER SHARE ATTRIBUTABLE TO OWENS CORNING COMMON STOCKHOLDERS
DILUTED EARNINGS PER COMMON SHARE ATTRIBUTABLE TO OWENS CORNING COMMON STOCKHOLDERS	$1.36	$1.45	$3.02	$3.35
Adjustment to remove adjusting items (a)	0.29	0.07	0.28	0.33
Adjustment to remove tax benefit on adjusting items (b)	(0.06)	(0.02)	(0.06)	(0.09)
Adjustment to remove significant tax items (c)	—	0.02	0.11	0.02
Adjustment to tax expense to reflect pro forma tax rate (c)	0.04	0.05	0.12	(0.05)
ADJUSTED DILUTED EARNINGS PER SHARE ATTRIBUTABLE TO OWENS CORNING COMMON STOCKHOLDERS	$1.63	$1.57	$3.47	$3.56

RECONCILIATION TO DILUTED SHARES OUTSTANDING
Weighted-average number of shares outstanding used for basic earnings per share	109.2	110.0	109.2	110.8
Non-vested restricted and performance shares	0.6	0.7	0.6	0.7
Options to purchase common stock	0.2	0.2	0.2	0.2
Weighted-average number of shares outstanding and common equivalent shares used for diluted earnings per share	110.0	110.9	110.0	111.7

(a)	Adjusting items in 2019 include loss on extinguishment of debt. Please refer to Table 2 "EBIT Reconciliation Schedules" for additional information on adjusting items.
(b)	The tax impact of adjusting items is based on our expected tax accounting treatment and rate for the jurisdiction of each adjusting item.
(c)	To compute adjusted earnings, we apply a full year pro forma effective tax rate to each quarter presented. For 2019, we have used a full year pro forma effective tax rate of 27%, which is the mid-point of our 2019 effective tax rate guidance of 26% to 28%, excluding the adjusting items referenced in (a) and (b) and excluding the impact of a change in estimate related to proposed regulations on global intangible low-taxed income (GILTI), part of the U.S. Tax Cuts and Jobs Act of 2017. For comparability, in 2018, we have used an effective tax rate of 26%, which was our 2018 effective tax rate excluding the impact of our net charge related to the U.S. Tax Cuts and Jobs Act of 2017, the tax impact of adjusting items and other significant tax items.

Table 4
Owens Corning and Subsidiaries
Consolidated Balance Sheets
(unaudited)
(in millions, except per share data)

ASSETS	September 30, 2019	December 31, 2018
CURRENT ASSETS
Cash and cash equivalents	$35	$78
Receivables, less allowances of $10 at September 30, 2019 and $16 at December 31, 2018	977	794
Inventories	1,031	1,072
Other current assets	87	76
Total current assets	2,130	2,020
Property, plant and equipment, net	3,759	3,811
Operating lease right-of-use assets	207	—
Goodwill	1,909	1,949
Intangible assets	1,716	1,779
Deferred income taxes	36	43
Other non-current assets	198	169
TOTAL ASSETS	$9,955	$9,771
LIABILITIES AND EQUITY
Current liabilities	$1,261	$1,278
Long-term debt, net of current portion	3,180	3,362
Pension plan liability	222	268
Other employee benefits liability	185	190
Non-current operating lease liabilities	143	—
Deferred income taxes	247	141
Other liabilities	195	208
OWENS CORNING STOCKHOLDERS’ EQUITY
Preferred stock, par value $0.01 per share (a)	—	—
Common stock, par value $0.01 per share (b)	1	1
Additional paid in capital	4,043	4,028
Accumulated earnings	2,272	2,013
Accumulated other comprehensive deficit	(693)	(656)
Cost of common stock in treasury (c)	(1,140)	(1,103)
Total Owens Corning stockholders’ equity	4,483	4,283
Noncontrolling interests	39	41
Total equity	4,522	4,324
TOTAL LIABILITIES AND EQUITY	$9,955	$9,771

(a)10 shares authorized; none issued or outstanding at September 30, 2019, and December 31, 2018
(b)400 shares authorized; 135.5 issued and 108.8 outstanding at September 30, 2019; 135.5 issued and 109.5 outstanding at December 31, 2018
(c)26.7 shares at September 30, 2019, and 26.0 shares at December 31, 2018

Table 5
Owens Corning and Subsidiaries
Consolidated Statements of Cash Flows
(unaudited)
(in millions)

	Nine Months Ended September 30,
	2019	2018
NET CASH FLOW PROVIDED BY OPERATING ACTIVITIES
Net earnings	$333	$376
Adjustments to reconcile net earnings to cash provided by operating activities:
Depreciation and amortization	337	323
Deferred income taxes	118	77
Stock-based compensation expense	31	34
Other non-cash	8	9
Loss on extinguishment of debt	32	—
Changes in operating assets and liabilities	(211)	(265)
Pension fund contribution	(34)	(34)
Payments for other employee benefits liabilities	(13)	(15)
Other	(5)	1
Net cash flow provided by operating activities	596	506
NET CASH FLOW USED FOR INVESTING ACTIVITIES
Cash paid for property, plant, and equipment	(314)	(425)
Proceeds from the sale of assets or affiliates	1	11
Investment in subsidiaries and affiliates, net of cash acquired	—	(1,143)
Derivative settlements	28	6
Net cash flow used for investing activities	(285)	(1,551)
NET CASH FLOW (USED FOR) PROVIDED BY FINANCING ACTIVITIES
Proceeds from long-term debt	445	389
Payments on long-term debt	(484)	—
Proceeds from senior revolving credit and receivables securitization facilities	1,701	1,534
Payments on senior revolving credit and receivables securitization facilities	(1,683)	(1,227)
Proceeds from term loan borrowing	—	600
Payments on term loan borrowing	(200)	(30)
Net decrease in short-term debt	(13)	—
Dividends paid	(72)	(70)
Purchases of treasury stock	(61)	(236)
Other	(3)	(7)
Net cash flow (used for) provided by financing activities	(370)	953
Effect of exchange rate changes on cash	16	(17)
Net decrease in cash, cash equivalents, and restricted cash	(43)	(109)
Cash, cash equivalents and restricted cash at beginning of period	85	253
CASH, CASH EQUIVALENTS AND RESTRICTED CASH AT END OF PERIOD	$42	$144

Table 6
Owens Corning and Subsidiaries
Segment Information
(unaudited)

Composites
The table below provides a summary of net sales, EBIT and depreciation and amortization expense for the Composites segment (in millions):

	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018
Net sales	$531	$508	$1,579	$1,560
% change from prior year	5%	-1%	1%	—%
EBIT	$67	$64	$191	$195
EBIT as a % of net sales	13%	13%	12%	13%
Depreciation and amortization expense	$37	$36	$114	$109

Insulation
The table below provides a summary of net sales, EBIT and depreciation and amortization expense for the Insulation segment (in millions):

	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018
Net sales	$693	$710	$1,945	$1,988
% change from prior year	-2%	25%	-2%	41%
EBIT	$84	$94	$141	$175
EBIT as a % of net sales	12%	13%	7%	9%
Depreciation and amortization expense	$48	$47	$146	$138

Roofing
The table below provides a summary of net sales, EBIT and depreciation and amortization expense for the Roofing segment (in millions):

	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018
Net sales	$713	$645	$2,105	$1,946
% change from prior year	11%	-5%	8%	-2%
EBIT	$143	$127	$368	$351
EBIT as a % of net sales	20%	20%	17%	18%
Depreciation and amortization expense	$14	$13	$40	$38

Table 7
Owens Corning and Subsidiaries
Corporate, Other and Eliminations
(unaudited)
Corporate, Other and Eliminations
The table below provides a summary of EBIT and depreciation and amortization expense for the Corporate, Other and Eliminations category (in millions):

	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018
Restructuring (costs) / gains	$—	$(7)	$1	$(19)
Acquisition-related costs	—	(1)	—	(16)
Recognition of acquisition inventory fair value step-up	—	—	—	(2)
General corporate expense and other	(17)	(18)	(76)	(88)
EBIT	$(17)	$(26)	$(75)	$(125)
Depreciation and amortization	$13	$11	$37	$38

Table 8
Owens Corning and Subsidiaries
Free Cash Flow Reconciliation Schedule
(unaudited)

The reconciliation from net cash flow provided by operating activities to free cash flow is shown in the table below (in millions):

	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018
NET CASH FLOW PROVIDED BY OPERATING ACTIVITIES	$309	$200	$596	$506
Less: Cash paid for property, plant and equipment	(101)	(121)	(314)	(425)
FREE CASH FLOW	$208	$79	$282	$81